Exhibit 10.2

FOUNDER SHARE TRANSFER AGREEMENT

This Founder Share Transfer Agreement (this “Agreement”) is entered into as of July 18, 2023 by and between [*] (the “Transferor”) and Chunyi (Charlie) Hao (the “Transferee”).

RECITALS

WHEREAS, the Transferor desires to transfer 41,900 Class B ordinary shares, par value $0.0001 per share (the “Shares”) of Tristar Acquisition I Corp. (the “Company”) and

WHEREAS, the Transferor desires to transfer the Shares to the Transferee and Transferee desires to acquire the Shares from Transferor on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, for good and valuable consideration which each party acknowledges the receipt of, hereby agree as follows:

1.	Transfer of the Transferred Shares.

The Transferor hereby transfers to the Transferee all right, title and interest in and to the Transferred Shares.

2.	Representations and Warranties of the Transferor—Transferee.

(a) The Transferor represents and warrants that it has duly and validly authorized, executed and delivered this Agreement, has full legal capacity and authority to enter into this Agreement and to transfer the Transferred Shares to the Transferee hereunder, and is not bound by any agreement, instrument or governmental order prohibiting such transfer. The Transferor also represents that it is the lawful record and beneficial owner of the Transferred Shares, it has good and marketable title to the Transferred Shares and it is transferring the Transferred Shares free and clear of all liens and encumbrances other than those created by the terms of the Company’s organizational documents or imposed by applicable federal and state securities laws.

(b) The Transferee understands that the Transferee’s Transferred Shares are being offered and sold to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Transferee set forth herein in order to determine the applicability of such exemptions and the suitability of the Transferee to acquire the Transferee’s Transferred Shares. In this regard, the Transferee represents, warrants and agrees that:

(i) The Transferee is not a U.S. Person and is not an Affiliate of the Company and is not acquiring the Transferee’s Transferred Shares for the account or benefit of a U.S. Person. A “U.S. Person” means any one of the following:

(A)	any natural person resident in the United States of America;

(B)	any partnership or corporation organized or incorporated under the laws of the United States of America;

(C)	any estate of which any executor or administrator is a U.S. Person;

(D)	any trust of which any trustee is a U.S. Person;

(E)	any agency or branch of a foreign entity located in the United States of America;

(F)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(G)

any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)	any partnership, company, corporation or other entity if:

(1) organized or incorporated under the laws of any foreign jurisdiction; and

(2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Transferee was outside of the United States.

(iii) The Transferee is not acquiring the Transferred Shares as a result of, and will not himself engage in, any “directed selling efforts” (as defined in Rule 902(c) of the SEC under the Securities Act) in the United States in respect of the Transferred Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Transferred Shares; provided, however, that the Transferee may sell or otherwise dispose of the Transferred Shares under an exemption from the registration requirements of the Securities Act. “Directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Transferred Shares being offered in reliance on this Regulation S. Such activity includes placing an advertisement in a publication “with a general circulation in the United States” that refers to the offering of securities being made in reliance upon this Regulation S.

(iv) The Transferee will not, during the period commencing on the date of issuance of the Transferee’s Transferred Shares and ending on the six-month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Transferee’s Transferred Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(v) The Transferee will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Transferee’s Transferred Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

(vi) The Transferee was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Transferee’s Transferred Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vii) Neither the Transferee nor any person acting on his, her or its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Transferee’s Shares and the Transferee and any person acting on his, her or its behalf has complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(viii) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ix) Neither the Transferee nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Transferee’s Transferred Shares. The Transferee agrees not to cause any advertisement of the Transferee’s Transferred Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Transferee’s Transferred Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

3. Transferee’s Obligations. The Transferee hereby agrees that the Transferred Shares are subject to the restrictions and obligations as set forth in that certain Securities Subscription Agreement dated October 13, 2021 (the “Subscription Agreement”) between the Transferor and the Company. The Transferee hereby agrees to be a party to that certain letter agreement between the Company and the Transferee dated October 13, 2021 (the “Letter Agreement”) and the Registration Rights Agreement dated October 13, 2023 (the “Registration Rights Agreement”) by way of the Joinder Agreement, a form of which is attached as Exhibit B to the Securities Purchase Agreement. In addition, the Transferee agrees that if, in connection with an initial business combination of the Company, the Transferor agrees to forfeit, transfer, exchange or amend the terms of all or any portion of the Transferred Shares, or to enter into any other arrangements with respect to the Transferred Shares to facilitate the consummation of the Company’s initial business combination, including voting in favor of any amendment to the terms of the Transferred Shares (any of the foregoing, a “Change in Investment”), the Transferred Shares awarded to the undersigned shall be similarly forfeited, transferred, exchanged, amended or subjected to any such Change in Investment, in each case pro rata in proportion to the number of Transferred Shares held by the Transferor, automatically and without consent of the Transferee.

In the event the Transferee’s status as a director of the Company terminates for any reason prior to the date of consummation of the Company’s initial business combination as defined in the Company’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission, 100% of such Transferee’s Transferred Shares shall be transferred back to the Transferor, without consideration therefor.

4. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

5. Entire Agreement.

This Agreement constitutes the entire agreement of the parties hereto.

6. Governing Law.

This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principles.

7. Modification.

This Agreement may not be amended or supplemented at any time unless by a writing executed by each of the parties hereto.

8. Headings.

The headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

9. Counterparts; Facsimile.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or other electronic transmission, and any such executed facsimile or electronic copy shall be treated as an original.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

[*]
Transferor:

By:
Name:
Title:

Chunyi (Charlie) Hao
Transferee:

By:
Name: Chunyi (Charlie) Hao

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